Exhibit 4.2

. ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

WARRANT CERTIFICATE

WARRANTS TO PURCHASE COMMON SHARES OF

Certificate

Number

ZQ00000000

Coeur Mining, Inc.

WARRANTS

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THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED,

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CUSIP 192108 11 6

ISIN US1921081162

SEE REVERSE FOR CERTAIN DEFINITIONS

**000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares***

*000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****

000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****0

00000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00***ZERO HUNDRED THOUSAND

0000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000

000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****0000

00**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00000

0**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000ZERO HUNDRED AND ZERO***

**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000*

*Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**

Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**S

the “holder” of each warrant represented hereby and exercisable only on a cashless exercise basis (“Warrant”) is entitled to receive, for no additional consideration, that number of shares of fully paid and non-assessable shares of common stock (“Common Stock”) in the capital of Coeur Mining, Inc. (the “Corporation”), as constituted on the date hereof, determined by multiplying the number of shares of Common Stock notionally underlying the Warrant (the “Warrant Share Number”) (as adjusted in accordance with the terms of the Warrant Agreement) by a fraction, the numerator of which is the market price of the Common Stock at the time of exercise less US$30.00 (the “Exercise Price”) (as adjusted in accordance with the terms of the Warrant Agreement as defined below) and the denominator of which is the market price of the Common Stock at the time of exercise, all in accordance with the terms of the Warrant Agreement, at any time up to and including 5:00 p.m. (New York City time) on April 16, 2017 (the “Expiration Time”), subject, however, to the provisions and upon the terms and conditions hereinafter set forth and the warrant agreement by and among the Corporation, Computershare Trust Company, N.A. and Computershare Inc., serving as the warrant agent thereunder (the “Warrant Agent”), dated as of April 16, 2013 (the “Warrant Agreement”). Pursuant to the Warrant Agreement, the Corporation will issue an aggregate of 1,588,890 Warrants.

1. The right to acquire shares of Common Stock hereunder may only be exercised during the period herein specified by:

(a) completing, in the manner indicated, and executing the exercise notice attached hereto as Exhibit “C” (the “Exercise Notice”) for that number of Warrants which the holder is entitled and wishes to exercise; and

(b) surrendering this warrant certificate (the “Warrant Certificate”) to the Warrant Agent at the addresses set forth on the exercise notice.

2. Upon surrender as aforesaid, the Corporation will, subject to the terms hereof, issue or cause to be issued to the holder pursuant to the instructions in the Exercise Notice that number of shares of Common Stock issuable to the holder and such person or persons will be stockholders of the Corporation in respect of such shares of Common Stock as at the date of surrender. As soon as practicable after surrender, and in any event within five Business Days of receiving the Exercise Notice, the Warrant Agent will cause to be mailed to such person or persons, at the address or addresses specified in the Exercise Notice, a certificate or certificates evidencing the Common Stock subscribed for. If the holder exercises a fewer number of Warrants than is represented by the certificate, then the holder will be entitled to receive a new certificate for the balance of such Warrants. No fractional shares of Common Stock or Warrants shall be issued by the Corporation on exercise of the Warrants. In lieu of any fractional shares of Common Stock that would otherwise be issued to a holder, such holder shall receive a cash payment equal to the “Market Price” (as defined in the Warrant Agreement) of the Common Stock on the trading day on which the Warrants are exercised representing such fractional share of Common Stock.

The Warrants represented by this Warrant Certificate shall be deemed to have been surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to in Section 1(b) above.

3. Upon the Warrant Agent receiving an Exercise Notice, the applicable holder shall only be entitled to such number of shares of Common Stock calculated in accordance with the following formula:

X= Y(A-B)

A

Where,

X = the number of shares of Common Stock to be issued to the holder;

Y = the product of the Warrant Share Number and the number of Warrants being exercised in the Exercise Notice;

A = the Market Price of the Common Stock on the trading day on which such Warrants are exercised pursuant to the Exercise Notice; and

B = the Exercise Price on the trading day on which such Warrants are exercised pursuant to the Exercise Notice.

4. The Warrants evidenced by this Warrant Certificate are exercisable at any time and from time to time up to and including, but not after, the Expiration Time, in the manner and at the place provided for above.

5. Nothing contained herein shall confer on the holder or any other person any right to purchase Common Stock or any other securities of the Corporation at any time after the Expiration Time and, from and after such time, these Warrants and all rights hereunder shall be void and of no value.

6. The holder shall have no rights whatsoever as a stockholder (including any rights to receive dividends or other distribution to stockholders or to vote at a general meeting of stockholders of the Corporation) other than in respect to Common Stock in respect of which the holder shall have exercised hereunder and which the holder shall have actually taken up.

7. Upon the receipt of evidence satisfactory to the Corporation and the Warrant Agent of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of a surety bond satisfactory to the Corporation and the Warrant Agent (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Corporation will issue or cause to be issued to the holder a replacement certificate representing these Warrants (containing the same terms and conditions as this Warrant Certificate).

8. The Corporation represents and warrants that it will well and truly perform and carry out all of the acts and things required to be done by it provided in the Warrant Agreement and Warrant Certificate, that it is duly authorized to create and deliver these Warrants and to issue the Common Stock that may be issued hereunder and that these Warrants, when signed by the Corporation as herein provided, will be a valid obligation of the Corporation enforceable against the Corporation in accordance with the provisions hereof. The Corporation hereby covenants and agrees that, subject to the provisions hereof, it will cause the Common Stock from time to time duly subscribed for in the manner herein provided, and the certificates evidencing such Common Stock, to be duly issued and delivered without violation of any applicable law or requirements of any stock exchange or over-the-counter market on which the Common Stock is traded, and that at all times up to and including the Expiration Time, while these Warrants remain outstanding, it shall have sufficient authorized capital stock and reserve if necessary under applicable law that number of shares of

Common Stock necessary to satisfy its obligations hereunder should the holder determine to exercise the right in respect of all the Common Stock for the time being exercisable pursuant to these Warrants. Certificates for Common Stock issued and delivered upon the exercise of these Warrants shall be made without charge to the holder and may bear such legend or legends as to restrictions on transfer as may be considered necessary by the Corporation and its counsel, acting reasonably. All Common Stock issued upon exercise provided herein shall be issued as fully paid and non-assessable shares of Common Stock and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

9. If, in the opinion of counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities administrator or any other step is required under any applicable laws before the Common Stock may be issued or delivered to the holder or resold by such holder, the Corporation covenants that it will use its reasonable best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

10. Subject to any restriction under applicable law or policy of any applicable regulatory body, the Warrants represented by this Warrant Certificate and the rights thereunder are transferable by the registered holder hereof, upon completion and execution of the Transfer Form included as Exhibit “B” and in accordance with instructions as set out in Exhibit “B”. If less than all Warrants represented by this Warrant Certificate are transferred, the holder shall be entitled to receive a certificate on identical terms as this Warrant Certificate in respect of that number of Warrants which the holder has not transferred.

11. The Corporation will promptly advise the holder and the Warrant Agent in writing of any default under the terms of this Warrant Certificate and the Warrant Agreement.

12. The Corporation will give written notice of the issue of Common Stock pursuant to the exercise of Warrants, in such detail as may be required, to each securities administrator in each jurisdiction in which there is legislation requiring the giving of any such notice.

13. Warrant Certificates may be exchanged for certificates in any other denomination representing in the aggregate an equal number of Warrants as the number of Warrants represented by the Warrant Certificate(s) being exchanged. The Corporation shall sign all certificates necessary to carry out the exchanges contemplated herein. Any Warrant Certificates tendered for exchange shall be surrendered to the Warrant Agent and cancelled.

14. The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant Certificate.

15. Time shall be of the essence hereof.

16. As used in this Warrant Certificate “Business Day” means any day except Saturday, Sunday and (i) at any time when the Warrants are listed on the New York Stock Exchange, any day on which the New York Stock Exchange is authorized or required by law or other Governmental Agency as defined in the Warrant Agreement to close, (ii) at any time when the Warrants are listed on the Toronto Stock Exchange, any day on which the Toronto Stock Exchange is authorized or required by law or other Governmental Agency to close or (iii) at any time when the Warrants are not listed on the New York Stock Exchange or the Toronto Stock Exchange, any day on which banking institutions in the State of New York are authorized or required by law or other Governmental

Agency to close.

17. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

18. The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont convenu que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés dans la langue anglaise.

19. This Warrant Certificate shall not be valid for any purpose whatsoever until signed by the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate representing the Warrants to be signed by a duly authorized officer.

DATED: DD-MMM-YYYY

COEUR MINING, INC.

COMPUTERSHARE SHAREOWNER SERVICES LLC.

as Warrant Agent

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Canadian Warrant Agent

By:

Authorized Signing Officer

By:

Authorized Signing Officer

By:

Authorized Signing Officer

By:

Authorized Signing Officer

The Warrants represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Toronto, ON and COMPUTERSHARE SHAREOWNER SERVICES LLC. in Canton, MA.

SECURITY INSTRUCTIONS ON REVERSE

Printed by DATA BUSINESS FORMS

1234567

COEUR

MINING

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

CUSIP XXXXXX XX X

Holder ID XXXXXXXXXX

Insurance Value 1,000,000.00

Number of Shares 123456

DTC 12345678 123456789012345

Certificate Numbers

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

1234567890/1234567890

Total Transaction7

Num/No. 123456

Denom. 123456

Total 123456

EXHIBIT B

TRANSFER FORM

TO:	COEUR MINING, INC. (the “Corporation”)
AND TO:	COMPUTERSHARE SHAREOWNER SERVICES LLC., 250 Royall Street, Canton, Massachusetts 02021 (“Warrant Agent”)
OR TO:	COMPUTERSHARE TRUST COMPANY OF CANADA, 8th Floor, 100 University Ave, Toronto, ON M5J 2Y2 (“Canadian Warrant Agent”)

FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns to                     , of                      Warrants of the Corporation registered in the name of the undersigned on the records of the Corporation represented by this certificate, and irrevocably appoints              as the attorney of the undersigned to transfer the said securities on the books or register of transfer with full power of substitution.

DATED the     day of             ,         .

Signature Guaranteed by a member of an acceptable Medallion Signature Guarantee Program or a Canadian Schedule I Chartered Bank.

(Signature of Warrant holder)	(Print Name)	(Print Address)

Instructions:

1. Signature of the Warrant holder must be the signature of the person appearing on the face of this Warrant Certificate.

2. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3. The signature on the Transfer Form must be guaranteed by a member of an acceptable Medallion Signature Guarantee Program or a Canadian Schedule I Chartered Bank.

4. In the United States, signature guarantees must be executed by members of a “Medallion Signature Guarantee Program” only.

5. Warrants shall only be transferable in accordance with applicable laws.

Once completed and executed, this Transfer Form must be mailed or delivered to the Warrant Agent, with respect to U.S. holders of Warrants, or to the Canadian Warrant Agent, with respect to Canadian holders of Warrants, at the respective addresses set forth above.

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.

The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of execution of the transfer form , you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed,” with the correct prefix covering the face value of the certificate.

•

Canada: A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words “Signature Guaranteed.” Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guarantee” Stamp) obtained from an authorized officer of a major Canadian Schedule I chartered bank.

•

Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding American or Canadian affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

EXHIBIT C

EXERCISE NOTICE

TO:	COEUR MINING, INC.
AND TO:	COMPUTERSHARE SHAREOWNER SERVICES LLC., 250 Royall Street, Canton, Massachusetts 02021 (“Warrant Agent”)
OR TO:	COMPUTERSHARE TRUST COMPANY OF CANADA, 8th Floor, 100 University Ave, Toronto, ON M5J 2Y2 (“Canadian Warrant Agent”)

The undersigned, being the registered holder of the enclosed Warrant Certificate, does hereby irrevocably exercise                      Warrants for such number of shares of Common Stock of COEUR MINING, INC. (the “Corporation”) as set forth in the Warrant Certificate (or such number of other securities or property to which this Warrant entitles the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate).

The undersigned hereby irrevocably directs that the said Common Stock be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Warrants Exercised

Please print the full name in which certificates representing the Common Stock are to be issued. If any Common Stock is to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Transfer Form must be duly executed.

Once completed and executed, this Exercise Form must be mailed or delivered to the Warrant Agent, with respect to U.S. holders of Warrants, or to the Canadian Warrant Agent, with respect to Canadian holders of Warrants, at the respective addresses set forth above.

DATED this     day of             ,         .

Signature of holder	Name of holder	Name and Title of Signatory, if holder is not an individual

☐	Please check if the certificates representing the Common Stock are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

Notes:

1.	If required by the transfer agent of the Corporation, the signature above will be required to be guaranteed by a member of an acceptable Medallion Signature Guarantee Program or a Canadian Schedule I Chartered Bank.

2.	In the United States, signature guarantees must be executed by members of a “Medallion Signature Guarantee Program” only.